As filed with the Securities and Exchange Commission on December 14, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tyco International Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation or Organization)

98-0518048

(I.R.S. Employer Identification No.)

Second Floor,

90 Pitts Bay Road,

Pembroke HM 08, Bermuda
(441) 292-8674

 (Address of Principal Executive Offices)

 Tyco International (US) Inc. Retirement Savings and Investment Plan III
 Tyco International (US) Inc. Retirement Savings and Investment Plan IV
 Tyco International (US) Inc. Retirement Savings and Investment Plan V
 Tyco International (US) Inc. Retirement Savings and Investment Plan VI (Puerto Rico)

 (Full Title of the Plans)

Judith A. Reinsdorf

Tyco International Management Company

9 Roszel Road

Princeton, NJ 08540
 (Name and Address of Agent For Service)

(609) 720-4200

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ronald O. Mueller

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036

(202) 955-8500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Shares, $0.80 par value per share	$100,000,000	100%	$100,000,000	$3,070.00

(1)          In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)          This registration statement relates to common shares, $0.80 par value, of Tyco International Ltd. (“Common Shares”) that may be issued under the Tyco International (US) Inc. Retirement Savings and Investment Plan III, the Tyco International (US) Inc. Retirement Savings and Investment Plan IV, the Tyco International (US) Inc. Retirement Savings and Investment Plan V, and the Tyco International (US) Inc. Retirement Savings and Investment Plan VI.

(3)          Pursuant to Rule 457(p) under the Securities Act, the full registration fee of $3,070 is paid by offset with a portion of the $10,700 of fees paid in connection with Registration Statement No. 333-140064 initially filed by Tyco International Ltd. on January 18, 2007 and associated with $100,000,000 of unsold securities.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Tyco International Ltd., a Bermuda corporation (the “Company” or the “Registrant”), and the Tyco International (US) Inc. Retirement Savings and Investment Plan III, the Tyco International (US) Inc. Retirement Savings and Investment Plan IV, the Tyco International (US) Inc. Retirement Savings and Investment Plan V, and the Tyco International (US) Inc. Retirement Savings and Investment Plan VI (Puerto Rico) (the  “Plans”) relating to the Company’s common shares, par value $0.80 per share (the “Common Shares”), issuable to participants in the Plans, which Common Shares are in addition to the Common Shares previously registered on the Company’s Forms S-8 (as adjusted pursuant to the terms thereof), and an indeterminate number of interests in the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                    Plan Information*

Item 2.                    Registrant Information and Employee Plan Annual Information*

     *                          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Certain Documents by Reference

The following documents, which have heretofore been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)                                  The Annual Report on Form 10-K for the fiscal year ended September 28, 2007, that the Company filed with the Commission on November 27, 2007;

(2)                                  The description of the Company’s Common Shares contained in its Registration Statement on Form 8-A/A, filed on March 1, 1999, and all amendments and reports updating such description; and

(3)                                  The Plans’ Annual Reports on Form 11-K for the fiscal year ended December 31, 2006, filed with the Commission on June 22, 2007 and two Forms 8-K filed on behalf of the Plans on March 21, 2007.

In addition, all documents filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K or the Plans’ Annual Reports on Form 11-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement.  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company’s Exchange Act file number with the Commission is 001-13836.

Item 4.                           Description of Securities

Not applicable.

Item 5.                    Interests of Named Experts and Counsel

Not applicable.

Item 6.                    Indemnification of Directors and Officers

The Company’s Bye-Laws provide, in part, that the Company shall indemnify its directors and other officers for all costs, losses and expenses that they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under the Companies Act 1981 (as amended) of Bermuda. Section 98 of the Companies Act 1981 (as amended) prohibits such indemnification against any liability arising out of fraud or dishonesty of the director or officer. However, such section permits the Company to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

The Company maintains $250 million of insurance to reimburse the directors and officers of the Company and its subsidiaries, for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Company or any of its subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and deliberate dishonesty.

Item 7.                           Exemption from Registration Claimed

Not applicable.

Item 8.                    Exhibits

Exhibit No.	Description
3.1

Memorandum of Association (as altered) (Incorporating all amendments to July 2, 1997) (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 filed on May 15, 2003 to make this exhibit electronically available because it was last filed with the Commission in paper format).

3.2

Certificate of Incorporation (Incorporating all amendments to July 2, 1997) (Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 filed on May 15, 2003 to make this exhibit electronically available because it was last filed with the Commission in paper format).

3.3

Amended and Restated Bye-Laws of Tyco International Ltd. (incorporating all amendments as of June 29, 2007). (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 6, 2007).

5.1	Opinion of counsel**
5.2	Copy of the Internal Revenue Service determination letters that the Plans are qualified under Section 401 of the Internal Revenue Code.*
23.1	Consents of Independent Registered Public Accounting Firm*
23.2	Consent of counsel**
24	Power of Attorney*

* Filed herewith

** To be provided prior to any issuance of shares by the Company for use by the Plans.

Item 9.                    Undertakings

1.  The Company and the Plans hereby undertake:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this

Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.   The Company and the Plans hereby further undertake that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to provisions and arrangements that exist whereby the Company or the Plans may indemnify such persons against liabilities arising under the Securities Act, or otherwise, the Company and the Plans have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company and the Plans will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on this 14th day of December, 2007.

TYCO INTERNATIONAL LTD.

(Registrant)

By:	/s/ Christopher J. Coughlin
Christopher J. Coughlin
Executive Vice President and
Chief Financial Officer
(Principal financial officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Edward D. Breen	Chairman of the Board and Chief	December 14, 2007
Edward D. Breen	Executive Officer (Principal Executive Officer)

/s/ Christopher J. Coughlin	Executive Vice President and	December 14, 2007
Christopher J. Coughlin	Chief Financial Officer (Principal Financial Officer)

/s/ Carol Anthony Davidson	Senior Vice President, Controller	December 14, 2007
Carol Anthony Davidson	and Chief Accounting Officer (Principal Accounting Officer)

/s/ Dennis C. Blair	Director	December 14, 2007
Adm. Dennis C. Blair

/s/ Brian Duperreault	Director	December 14, 2007
Brian Duperreault

/s/ Bruce S. Gordon	Director	December 14, 2007
Bruce S. Gordon

/s/ Rajiv L. Gupta	Director	December 14, 2007
Rajiv L. Gupta

/s/ John A. Krol	Director	December 14, 2007
John A. Krol

/s/ H. Carl McCall	Director	December 14, 2007
H. Carl McCall

/s/ Brendan R. O’Neill	Director	December 14, 2007
Brendan R. O’Neill

/s/ William S. Stavropoulos	Director	December 14, 2007
William S. Stavropoulos

/s/ Sandra S. Wijnberg	Director	December 14, 2007
Sandra S. Wijnberg

/s/ Jerome B. York	Director	December 14, 2007
Jerome B. York

/s/ Christopher J. Coughlin	Authorized Representative in the United States	December 14, 2007
Christopher J. Coughlin

*                 Judith A. Reinsdorf, by signing her name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals, which have been filed as Exhibit 24 to this Report.

/s/ Judith A. Reinsdorf
Judith A. Reinsdorf

December 14, 2007

The Plans. Pursuant to the requirements of the Securities Act of 1933, the Tyco International (US) Inc. Retirement Savings and Investment Plan III, the Tyco International (US) Inc. Retirement Savings and Investment Plan IV, the Tyco International (US) Inc. Retirement Savings and Investment Plan V, and the Tyco International (US) Inc. Retirement Savings and Investment Plan VI (Puerto Rico) have duly caused this Registration Statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on this 14th day of December, 2007.

Tyco International (US) Inc. Retirement Savings and Investment Plan III
Tyco International (US) Inc. Retirement Savings and Investment Plan IV
Tyco International (US) Inc. Retirement Savings and Investment Plan V
Tyco International (US) Inc. Retirement Savings and Investment Plan VI

By:	/s/ John G. Nawrath
Name:	John G. Nawrath
Title:	Chairperson, Administrative Committee

EXHIBIT INDEX

Exhibit No.	Description
3.1

Memorandum of Association (as altered) (Incorporating all amendments to July 2, 1997) (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 filed on May 15, 2003 to make this exhibit electronically available because it was last filed with the Commission in paper format).

3.2

Certificate of Incorporation (Incorporating all amendments to July 2, 1997) (Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 filed on May 15, 2003 to make this exhibit electronically available because it was last filed with the Commission in paper format).

3.3

Amended and Restated Bye-Laws of Tyco International Ltd. (incorporating all amendments as of June 29, 2007). (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 6, 2007).

5.1	Opinion of counsel**
5.2	Copy of the Internal Revenue Service determination letters that the Plans are qualified under Section 401 of the Internal Revenue Code*
23.1	Consents of Independent Registered Public Accounting Firm*
23.2	Consent of counsel**
24	Power of Attorney*

* Filed herewith

** To be provided prior to any issuance of shares by the Company for use by the Plans.